CERTIFICATE

OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18U.S.C. 1350) the undersigned, Peter Riehl, Chief Executive Officer, and Samuel T. Hahn, Interim Chief Financial Officer, of Stellar International Inc. (the “Company”), have executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002 (the “Report”).

Each of the undersigned hereby certifies that:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly represents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned have executed this certification as of the 13th day of November 2002.

_____________________________

Peter Riehl

Chief Executive Officer

_____________________________

Samuel T. Hahn

Interim Chief Financial Officer